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                                                                    EXHIBIT 10.1



                     MICROWAVE COMPONENTS ENTERPRISES, INC.





                             1996 STOCK OPTION PLAN





                                    --------



                           Effective October 23, 1996





Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan  48243






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                               TABLE OF CONTENTS




                                                                                              Page
                                                                                              ----

      1.      Purpose                                                                           1

      2.      Certain Definitions                                                               1

      3.      Administration                                                                    1

      4.      Participants                                                                      1

      5.      Stock; Available Shares                                                           1

      6.      Grant of Options                                                                  2

      7.      Incentive Stock Options                                                           2

      8.      Option Price                                                                      3

      9.      Exercise of Stock Options                                                         3

      10.     Payment for Option Shares                                                         3

      11.     Effect of Termination of Services or Death                                        3

      12.     Employment with Competitor                                                        4

      13.     Adjustments -- Stock Dividend, Reclassification, Etc.                             4

      14.     Change in Control; Golden Parachutes                                              5

      15.     Rights Prior to Issuance of Shares                                                5

      16.     Non-Assignability                                                                 6

      17.     Securities Laws                                                                   6

      18.     Withholding Taxes                                                                 6

      19.     Effect on Employment/Services                                                     6

      20.     Termination and Amendment                                                         6

      21.     Use of Proceeds                                                                   7

      22.     Captions                                                                          7

      23.     Approval of Plan                                                                  7



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                     MICROWAVE COMPONENTS ENTERPRISES, INC.

                             1996 STOCK OPTION PLAN



      Subject to shareholder approval, effective October 23, 1996, the stock option plan described herein is hereby adopted as the Microwave Components Enterprises, Inc. 1996 Stock Option Plan (the "Plan").


      1. PURPOSE. The purpose of the Plan is to promote the best interests of Microwave Components Enterprises, Inc., a Michigan corporation (the "Company"), and its shareholders by encouraging participants to acquire a proprietary interest in the Company, thus identifying their interests with those of its shareholders and encouraging the participants to make greater efforts on behalf of the Company.

      2. CERTAIN DEFINITIONS. As used in this Plan, the term "subsidiary" of the Company means any "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "employee" means an individual with an "employment relationship" with the Company or any subsidiary as defined in Regulation 1.421-7(h) of the Income Tax Regulations, and the term "employment" means employment with the Company or any subsidiary of the Company.

      3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants.

      4. PARTICIPANTS. Participants in the Plan shall be such key employees (including employees who are directors) and non-employee directors of the Company or any of its subsidiaries as the Committee may select from time to time. The Committee may grant incentive stock options to an individual upon the condition that the individual become an employee of the Company or any subsidiary, provided that such option shall be deemed to be granted only on the date the individual becomes an employee.

      5. STOCK; AVAILABLE SHARES. The stock subject to options under the Plan shall be the Common Stock, without par value, of the Company ("Common Stock"), and may be either authorized and unissued shares or shares reacquired by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 22,094 shares, subject to adjustment in accordance with Section 13 hereof. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan.

      6. GRANT OF OPTIONS. The Committee, at any time and from time to time, subject to Section 20, may grant options to such participants and for such number of shares of Common Stock as it shall designate. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirement and any performance requirement. The Committee may designate any option granted as either an incentive stock option or a nonqualified stock option, or the Committee may designate a portion of an option as an incentive stock option or a nonqualified stock option. An incentive stock option is an option intended to meet the requirements of Section 422 of the Code. A nonqualified stock option is an option granted under the Plan other than an incentive stock option. Each option granted under the Plan shall meet all of the terms and conditions of the Plan, except that an incentive stock option shall comply with the additional requirements of Section 7. Any participant may hold more than one option under the Plan and any other stock option plan or other incentive stock plan of the Company. The date on which an option is granted shall be the date of the Committee's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized. Each option shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall direct (the "Agreement").

      7. INCENTIVE STOCK OPTIONS. Any option intended to constitute an incentive stock option shall comply with the following requirements:

          (a) Subject to subsection (c) below, no incentive stock option shall be granted with an exercise price below its fair market value on the date of grant or with an exercise term that extends beyond ten (10) years from the date of grant;

          (b) No incentive stock option shall be granted to a non-employee director of the Company or any of its subsidiaries;

          (c) No incentive stock option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company or its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company and its subsidiaries unless (i) at the date of grant of an option to such a participant, the exercise price for the option is at least 110% of the fair market value of the shares subject to the option, and (ii) the option, by its terms, is not exercisable more than five (5) years after the date of grant; and

          (d) The aggregate fair market value of the underlying Common Stock (determined as of the time the options are granted) as to which incentive stock options under the Plan (or a plan of a subsidiary corporation) may first be exercised by a participant in any one calendar year shall not exceed $100,000. To the extent that a participant shall receive aggregate incentive stock options to purchase Common Stock that first become exercisable in one calendar year with a fair market value at the grant date in excess of $100,000, the portion of the options in excess of $100,000 shall be treated as nonqualified stock options, which shall be determined by the order in which the options were granted.

      8. OPTION PRICE. The Committee shall determine the option price per share for each option granted under the Plan. Subject to Section 7 above, all incentive stock options shall have an option price equal to at least 100% of the fair market value of the Common Stock on the date of grant. The Committee, at its discretion, may grant nonqualified stock options with an exercise price below 100% of the fair market value of the Common Stock on the date of grant.

      9.   EXERCISE OF STOCK OPTIONS.

           (a) The Committee, at its discretion, shall determine the general terms and conditions of exercise, which shall be set forth in a participant's Agreement.

           (b) No stock option shall be exercisable after the tenth anniversary of the date of grant, or such lesser period as the Committee may specify from time to time.

           (c) The Committee, in its sole discretion, may accelerate the time at which any option may be exercised in whole or in part.

           (d) The Committee may permit and, if so permitted, shall establish procedures for, the partial exercise of options granted under the Plan.

           (e) All shares of Common Stock issued upon the exercise of an option shall be subject to such shareholder agreements regarding restrictions on transfer, etc., as the Committee shall determine, including, without limitation, the Stockholder Agreement, dated July 23, 1996, among the Company, National City Capital Corporation, Hanifen Imhoff Mezzanine Fund, L.P. and the several holders of Common Stock named therein.

      10. PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise.

      11.  EFFECT OF TERMINATION OF SERVICES OR DEATH.


           (a) If, prior to the date that any option shall first become exercisable, the participant's services shall be terminated, with or without cause, or by the act, death, disability (as defined in Section 22(e) of the Code), or retirement of the participant, the participant's right to exercise the option shall terminate and all rights thereunder shall cease.

           (b) If, on or after the date that any option shall first become exercisable, a participant's services shall be terminated for any reason other than death or disability (as defined in Section 22(e) of the Code), the participant shall have the right, within the earlier of (i) the expiration of the option, or (ii) three months after such termination of services, to exercise the option to the extent that it shall have been exercisable and is unexercised on the date of such termination of services, subject to any other limitation on the exercise of the option in effect at the date of exercise; provided, however, that the term of the option may be extended further at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

           (c) If, on or after the date that any option shall first become exercisable, the participant shall die (either while employed by the Company or within three months after termination) or become disabled (as defined in Section 22(e) of the Code), the participant, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution (in the case of a participant's death), shall have the right, within the earlier of (i) the expiration of the option, or (ii) one year from the date of the participant's termination of services due to death or disability to exercise the option to the extent that it was exercisable and unexercised on such date, subject to any other limitation on exercise in effect at the date of exercise; provided, however, that the term of the option may be extended further, at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

           (d) The transfer of an employee from one corporation to another among the Company and any of its subsidiaries, or a leave of absence with the written consent of the Company or subsidiary shall not be a termination of services for purposes of the Plan.

      12.  EMPLOYMENT WITH COMPETITOR.

           (a) If a participant accepts employment with a competitor of the Company or a subsidiary at any time within two (2) years after the exercise of an option hereunder, the participant shall be obligated to promptly return to the Company a cash amount equal to the option spread on the date of exercise (i.e., the difference between the exercise price and the fair market value on the date of exercise).

           (b) The determination as to whether a participant's employer is a competitor of the Company or a subsidiary shall be made by the Committee in its sole discretion acting.

      13.  ADJUSTMENTS -- STOCK DIVIDEND, RECLASSIFICATION, ETC.

           (a) The total amount of Common Stock for which options may be granted under the Plan, and the number of shares subject to any option granted to a participant (both as to the number of shares of Common Stock and the option price), shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, a stock split or a reclassification of Common Stock, and in the event of a merger, consolidation or share exchange in which the Company shall be the surviving corporation.

           (b) The foregoing adjustments, and their application to particular circumstances, shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

      14.  CHANGE IN CONTROL; GOLDEN PARACHUTES.

           (a) Notwithstanding any other provisions to the contrary in this Plan, upon a Change in Control (as defined below), all outstanding options immediately shall become exercisable in full and the Committee, at its discretion, may make appropriate arrangements for the substitution of a new option for a participant's options or an assumption of the participant's options in a transaction that provides equivalent value to the participant and meets the requirements of Section 424(a) of the Code; provided, however, that to the extent that the acceleration of a grant is deemed to constitute a "golden parachute payment" under Section 280G of the Code and such payment, when aggregated with other golden parachute payments to the participant results in an "excess golden parachute payment" under Section 280G of the Code, any accelerated payment under this Section 13 shall be reduced to the highest permissible amount that shall not subject the participant to an excess golden parachute excise tax under Section 4999 of the Code and shall entitle the Company to retain its full compensation tax deduction for the payment.

           (b) As used herein "Change in Control" means the occurrence of any one of the following events:

                 (i) If any person or group of persons acting in concert, other than the Company, a subsidiary, the holders of Common Stock as of the date hereof or an employee benefit plan or employee benefit plan trust maintained by the Company or a subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors; or

           (ii) A liquidation or dissolution of the Company, sale of all or substantially all of the assets of the Company, or a merger, consolidation, share exchange or other combination in which the Company is not the survivor; or

           (iii) The addition of new members to the Board of Directors of the Company within any consecutive twenty-four (24) month period, which members constitute a majority of the Board, unless a majority of the Board consists of incumbent members of the Board in office prior to the commencement of such twenty-four (24) month period, plus new members who were recommended or appointed by a majority of the incumbent directors in office immediately prior to the addition of such new members to the Board.

      15. RIGHTS PRIOR TO ISSUANCE OF SHARES. No participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the participant for such shares. Without limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

      16. NON-ASSIGNABILITY. No option shall be transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, an option shall be exercised only by the participant. No transfer of an option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option or stock appreciation right.

      17.   SECURITIES LAWS.

            (a) Notwithstanding anything to the contrary herein, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any provisions of any federal or state law, rule or regulation governing the sale of securities, or that there has been compliance with the provisions of such laws, rules and regulations.

            (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law or under any applicable state securities or "blue sky" laws.

      18. WITHHOLDING TAXES. The Company shall have the right to withhold from a participant's compensation or require a participant to remit sufficient funds to the Company to satisfy any applicable withholding requirements for income and employment taxes in the event of the exercise of an option.

      19. EFFECT ON EMPLOYMENT/SERVICES. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment (or services as a director) of the Company or any of its subsidiaries.

      20.   TERMINATION AND AMENDMENT.

            (a) The Board of Directors of the Company may terminate the Plan, or the granting of options under the Plan, at any time. No option shall be granted under the Plan ten (10) years after adoption of the Plan by the Board of Directors of the Company or approval of the Plan by the shareholders of the Company, whichever is earlier. Termination of the Plan shall not affect the rights of the holders of any options previously granted and then outstanding.

            (b) The Board of Directors of the Company may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Company, shall (i) increase the amount of Common Stock as to which options may be granted, except as otherwise permitted under Section 13, (ii) change the minimum option price, or (iii) change the provisions relating to the eligibility of individuals to whom options may be granted. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the participant holding the option.

      21. USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Company.

      22. CAPTIONS. The captions and headings of the sections and the subsections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Plan.

      23. APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within twelve (12) months after adoption of the Plan by the Board of Directors. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such twelve-month period, the Plan and any options granted hereunder shall become void and of no effect.




                                    MICROWAVE COMPONENTS ENTERPRISES, INC.


                                    By: /s/ JOHN K. CANNON
                                       ----------------------------------------
                                        Chairman of the Compensation Committee


                                          *   *   *


                          BOARD APPROVAL:         October 23, 1996

                          SHAREHOLDER APPROVAL:   April 15, 1997






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                               MCE COMPANIES, INC.


                                 AMENDMENT NO. 1
                                       TO
                             1996 STOCK OPTION PLAN



         Effective as of July 20, 2000, Section 5 of the 1996 Stock Option Plan (the "Plan") adopted by MCE Companies, Inc., a Michigan corporation f/k/a Microwave Components Enterprises, Inc. (the "Company"), is amended and restated to read in its entirety as follows:

         "    5. STOCK; AVAILABLE SHARES. The stock subject to options under the
Plan shall be the Common Stock, without par value, of the Company ("Common Stock"), and may be either authorized and unissued shares or shares reacquired by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 11,047 shares, subject to adjustment in accordance with Section 13 hereof. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan."

         Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Plan.

         Except as set forth above with respect to Section 5 of the Plan, all of the terms and conditions of the Plan shall continue and remain in full force and effect.

         This Amendment No. 1 was approved by the Board of Directors of the Company at its meeting held July 20, 2000 and is hereby executed on behalf of the Company to be effective as of the 20th day of July, 2000.



                                  MCE COMPANIES, INC.


                                  By: /s/ John L. Smucker
                                      ------------------------------------
                                           John L. Smucker, President


                                  By: /s/ John K. Cannon
                                      ------------------------------------
                                           John K. Cannon, Chairman of the
                                              Compensation Committee